UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-14768	NSTAR	04-3466300
800 Boylston Street
Boston, Massachusetts 02199
Telephone (617) 424-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On April 28, 2005, NSTAR issued a press release reporting the first quarter 2005 financial results.  A copy of the press release is included as Exhibit 99.1.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On April 28, 2005, Mr. Franklin M. Hundley, age 70, retired from the Board of Trustees, in accordance with the NSTAR trustee retirement policy set forth in the Board of Trustees' Guidelines on Significant Corporate Governance Issues, which requires that trustees who are not employees of NSTAR or who have served as Chief Executive Officer retire from the Board at the Annual Meeting of Shareholders following their seventieth birthday.  In addition to his service on the Board, Mr. Hundley served as a member of the Audit, Finance and Risk Management Committee and the Executive Personnel Committee.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On April 28, 2005, as a result of votes taken at NSTAR's 2005 Annual Meeting of Shareholders, Section 28 of NSTAR's Declaration of Trust was amended by increasing the number of NSTAR's authorized Common Shares from 100,000,000 to 200,000,000.

Item 9.01   Financial Statements and Exhibits.

(c)	Exhibits.

Number	Exhibit
99.1	Press Release dated April 28, 2005

99.2

NSTAR's Condensed Consolidated Statements of Income for the quarters ended March 31, 2005 and 2004, Condensed Consolidated Balance Sheets at March 31, 2005 and December 31, 2004 and energy sales data for the first quarter ended March 31, 2005 and 2004.

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTAR
(Registrant)
Date: April 28, 2005	By:	/s/ ROBERT J. WEAFER, JR.
Robert J. Weafer, Jr.
Vice President, Controller
and Chief Accounting Officer